SHARE EXCHANGE AGREEMENT

     THIS AGREEMENT is made this 4th day of May, 1999 by and among DCC Acquisition Corp., a Nevada corporation, hereinafter called "DCC", New Cinema Partners Inc., an Ontario, Canada corporation, hereinafter called "NCPI:, and The Pueblo Trust, the sole registered shareholder of NCPI, hereinafter called the "SELLING SHAREHOLDER".

RECITALS:

     WHEREAS DCC desires to acquire 100% of the issued and outstanding shares of the common stock of NCPI in exchange for 4,000,000 authorized but unissued shares of the common stock of DCC, pursuant to a plan of reorganization within the meaning of IRC (1986), Section 369(a)(1)(B), as amended; and

     WHEREAS the SELLING SHAREHOLDER desire to exchange 100% of the issued and outstanding shares of the common stock of NCPI, currently owned by the SELLING SHAREHOLDER, in exchange for said 4,000,000 shares of DCC,

     NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, and to consummate the foregoing plan of reorganization, the parties hereby adopt said plan of organization and agree as follows:

ARTICLE 1
EXCHANGE OF SECURITIES

1.01 Issuance of DCC Shares. Subject to all of the terms and conditions of this Agreement, DCC agrees to issue to the SELLING SHAREHOLDER 4,000,000 fully paid and non-assessable unregistered shares of DCC common stock in exchange for 100% of the outstanding NCPI common stock, 4,000,000 common shares, all of which are currently owned by the SELLING SHAREHOLDER.

1.02 Transfer of NCPI Shares. In exchange for DCC"s stock being issued to the SELLING SHAREHOLDER as above described, the SELLING SHAREHOLDER shall on the closing date and concurrent with such issuance of DCC"s common stock, deliver to JDCC 100% of the outstanding common stock of NCPI.

ARTICLE II
REPRESENTATIONS, AGREEMENTS AND WARRANTIES OF
THE SELLING SHAREHOLDERS AND NCPI

     The SELLING SHAREHOLDER and NCPI hereby represent, agree and warrant that:

     2.01 Organization. NCPI is a corporation duly organized, validly existing, and in good standing under the laws of Ontario, Canada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, is duly qualified to do business and is in good standing in any jurisdiction its business and is in good standing in any jurisdiction its business requires qualification.

     2.02 Capital. The authorized capital stock of NCPI consists of an unlimited number of common shares of which 4,000,000 common shares are currently issued and outstanding shares are validly issued, fully paid and non-assessable.

     2.03 Absence of Undisclosed Liabilities. As of the date hereof, NCPI does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

     2.04 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, DCC and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of NCPI. NCPI shall make available to DCC and/or its attorneys all books and records of NCPI. If the transaction contemplated hereby is not completed, all documents received by DCC and/or its attorneys shall be returned to NCPI and all information so received shall be treated as confidential.

     2.05 Patents, Trade Names and Rights. NCPI owns or holds or has adequate license rights in respect of all necessary patents, trademarks, service marks, trade names, copyrights and other rights necessary to the conduct or proposed conduct of its business.

     2.06 Compliance with Laws. NCPI has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations affecting its properties or the operation of its business as well as SEC requirements.

     2.07 Litigation. NCPI is not a party to, nor to the best of its knowledge is there pending or threatened, any suite, action, arbitration or legal, administrative or other proceeding, or governmental investigation concerning its business, assets or financial condition. NCPI is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court or agency, nor is it engaged in any lawsuits to recover monies due to it.

     2.08 Authority. The Board of Directors of NCPI authorized the execution of this Agreement and the consummation of the transactions contemplated herein and has full power and authority to execute, deliver and perform this Agreement.

     2.09 Ability to Carry Out Obligations. The execution and delivery of this Agreement by NCPI and the performance of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in
(I) any breach of the provisions of any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw or other agreement or instrument to which it is a party or by which it may be bound, nor will any consents or authorizations of any party other than those hereto by required, (ii) an event that would permit any party to any agreement or instrument to terminate would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation, or (iii) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset.

     2.10 Full Disclosure None of the representations and warranties made by the SELLING SHAREHOLDER or NCPI herein or in any exhibit, certificate or memorandum furnished or to be furnished by the SELLING SHAREHOLDER or NCPI, or on eithers behalf, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

     2.11 Assets. NCPI has good marketable title to all of its property free and clear of any and all liens, claims or encumbrances.

     2.12 Indemnification. The SELLING SHAREHOLDER and NCPI agree to defend and hold DCC and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorneys" fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the SELLING SHAREHOLDER or NCPI to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.

     2.13 Authority to Exchange. As of date of this Agreement, the SELLING SHAREHOLDER holds 100% of the shares of NCPI common stock. Such shares are owned of record by the SELLING SHAREHOLDER and such shares are not subject to any lien, encumbrance or pledge. The SELLING SHAREHOLDER holds authority to exchange such shares pursuant to this Agreement.

     2.14 Investment Intent. The SELLING SHAREHOLDER understands and acknowledges that the shares of DCC common stock offered for exchange or sale pursuant to this Agreement are being offered in reliance upon the exemption from registration requirements of the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act on the rules and regulations, promulgated thereunder for non-public offerings and make the following representations, agreements and warranties with the intent that the same may be relied upon in determining the suitability of the SELLING SHAREHOLDER as a purchaser of JACKAL common stock:

     (a) The shares of DCC common stock are being acquired solely for the account of the SELLING SHAREHOLDER, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof, and with no present intention of distributing or reselling any part of the DCC common stock acquired.

     (b) The SELLING SHAREHOLDER agrees not to dispose of its DCC common stock or any portion thereof unless and until counsel for SELLING SHAREHOLDER shall have determined that the intended disposition is permissible and does not violate the Act or any applicable Federal or state securities Laws, or the rules and regulations thereunder.

     (c) The SELLING SHAREHOLDER agrees that the certificates evidencing the DCC common stock acquired pursuant to this Agreement will have a legend placed thereon stating that they have not been registered under the Act or any state securities laws and setting forth or referring to the restrictions on transferability and sale of the DCC common stock, and that stop transfer instructions shall be placed with the transfer agent for said certificate.

     (d) The SELLING SHAREHOLDER acknowledges that DCC has made all records and documentation pertaining to DCC common stock available to them and to their qualified representatives, if any, and has offered such person or persons an opportunity to ask questions and further discuss the proposed acquisition of DCC common stock, and any available information pertaining thereto, with the officers and directors of DCC, and that all such questions and information requested have been answered by DCC and its officers and directors to the SELLING SHAREHOLDER"S satisfaction.

     (e) The SELLING SHAREHOLDER has carefully evaluated its financial resources and investment position and the risks associated with this transaction and are able to bear the economic risks of this transaction: and it has substantial knowledge and experience in financial, business and investment matters and are qualified as sophisticated investors, and is capable of evaluating the merits and risks of this transaction; and it desires to acquire the DCC common stock on the terms and condition"s set forth.

     (f) The SELLING SHAREHOLDER is able to bear the economic risk of an investment in the DCC common stock.

     (g) The SELLING SHAREHOLDER understands has no need for liquidity in this investment.

     2.15 Public "Shell" Corporation. NCPI and the SELLING SHAREHOLDER are aware that DCC has public shareholders and is a "shell" corporation without significant assets or liabilities, and further that public companies are subject to extensive and complex state, federal and other regulations. Among other requirements, the SELLING SHAREHOLDER and NCPI are aware that a Form 8-K must be filed with the United States Securities and Exchange Commission within fifteen days after closing which filing requires that audited financial statements be filed within sixty days after the filing of the 8-K, and they agree that such responsibility shall be the sole responsibility of the new officers and directors of DCC. The SELLING SHAREHOLDER and NCPI are aware of the legal requirements and obligations of public companies, understand that regulatory efforts regarding public shell transactions similar to the transaction contemplated herein has been and is currently being exerted by some states, to U.S. Securities and Exchange Commission and the National Association of Securities Dealers, Inc. (NASD), and are fully aware of their responsibilities, following closing, to fully comply will all securities laws and regulations, and agree to do so.

     2.16 No Assurances of Warranties. The SELLING SHAREHOLDER and NCPI acknowledge that there can be no assurance regarding the tax consequences of this transaction, nor can there be any assurance that the Internal Revenue Code or the regulations promulgated thereunder will not be amended in such manner as to deprive them of any tax benefit that might otherwise be received. The SELLING SHAREHOLDER and NCPI are relying upon the advise of their own tax advisors with respect to the tax aspects of this transaction. No representations or warranties have been made by DCC as to the benefits to be derived by the SELLING SHAREHOLDER or NCPI in completing this transaction, nor has DCC made any warranty or agreement, expressed or implied, as to the tax or securities consequences of the transactions contemplated by this Agreement or the tax or securities consequences of the transactions contemplated by this Agreement or the tax or securities consequences of any action pursuant to or growing out of this Agreement.


ARTICLE III
REPRESENTATIONS, AGREEMENTS AND WARRANTIES OF DOC

DCC Represents, agrees and warrants that:

     3.01 Organization DCC is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own properties and o carry on its business as now owned and operated by it, is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     3.02 Capital All of the issued and outstanding shares of DCC are validly issued, fully paid and non-assessable. All currently outstanding shares of DCC Common Stock have been issued in compliance with applicable federal and state securities laws.

     3.03 Subsidiaries. DCC has no subsidiaries and does not own any interest in any other enterprise, whether or not such enterprise is a corporation.

     3.04 Financial Statements. Exhibit 3.04 to this Agreement includes DCC"s audited financial statements for its most recent fiscal year end. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed throughout the period indicated and fairly present the financial position of DCC as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated.

     3.05 Absence of Changes. Since the date of DCC"s most recent financial statements, there has not been any change in its financial condition or operations except for changes in the ordinary course of business.

     3.06 Absence of Undisclosed Liabilities. As of the date of DCC"s most recent balance sheet, included in Exhibit 3.04, it did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

     3.07 Tax Return. Within the times and in the manner prescribed by law, DCC has filed all federal, state or local tax returns required by law, has paid all taxes, assessments and penalties due and payable and has made adequate provision on its most recent balance sheet for any unpaid taxes. There are not present disputes as to taxes of any nature payable by DCC.

     3.08 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, NCPI and the SELLING SHAREHOLDER shall have the opportunity to meet with DCC"s accountants and attorneys to discuss the financial condition of DCC. DCC shall make available to NCPI and the SELLING SHAREHOLDER all books and records of DCC.

     3.09 Patents, Trade Names and Rights. DCC does not use any patents, trade marks, service marks, trade names or copyrights in its business.

     3.10 Compliance with Laws. DCC has complied with, and is not in violation of, applicable federal, state or local statues, laws and regulations affecting its properties, securities or the operation of its business.

     3.11 Litigation. DCC is not a party to, nor to the best of its knowledge is there pending or threatened, any suite, action, arbitration or legal, administrative or other proceedings, or governmental investigation concerning its business, assets or financial condition. DCC is not in default with respect to any order, write, injunction or decree of any federal, state local or foreign court or agency, nor is it engaged in, nor does it anticipate it will be necessary to engage in, any lawsuits to recover money or real or personal property.

     3.12 Authority. The Board of Directors of DCC has authorized the execution of this Agreement and the transactions contemplated herein, and it has full power and authority to execute, deliver and perform this Agreement.

     3.13 Ability to Carry Out Obligations. This execution and delivery of this Agreement By DCC and the performance of its obligations hereunder will not cause, constitute, conflict with or result in (I) any breach of the provisions of any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw or other agreement or instrument to which it is a party or by which it may be bound, nor will any consents or authorizations of any party other that those here to required (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation, or
(iii) an event that would result in a creation or imposition of any lien, charge or encumbrance on any asset.

     3.14 Full Disclosure. None of the representations and warranties made by DCC herein, or in any exhibit, certificate or memorandum furnished or to be furnished by it or on its behalf, contains or will contain any untrue statement of a material fact, or omits any material fact the omission of which would be misleading.

     3.15 Assets. DCC has good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances.

     3.16 Indemnification. DCC agrees to indemnify, defend and hold the SELLING SHAREHOLDER and NCPI harmless against and in respect to any and all claims, demands, losses, cost, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorneys fees, incurred or suffered, which arise out of, result from or relate to any breach of, or failure by DCC to perform, any of its representations, warranties or covenants in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.

     3.17 Validity of DCC Shares. The shares of DCC common stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable under Nevada law.

     3.18 Trading. The common stock of DCC trades on the National Association of Securities Dealers" Bulletin Board.


ARTICLE IV
ACTIONS PRIOR TO CLOSING

     4.01 Investigative Rights. Prior to the Closing Date each party shall provide to the other parties, including the parties" counsel, accountants and other authorized representatives, full access during normal business hours (upon reasonable advance written notice) to such parties" books and records.

     4.02 Conduct of Business. Prior to Closing Date, each party shall conduct its business in the normal course and shall not see, pledge or assign any assets, without the prior written approval of the other parties. No party shall amend its certificate of incorporation or bylaws, declare dividends, redeem or sell stock or other securities, incur additional liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, payor on any liability than its stated amount or enter into any other transaction other than in the regular course of business.

ARTICLE V
CLOSING

     5.01 Closing. The closing (the "Closing) of this transaction shall be held at the offices of DCC, or such other place as shall be mutually agreed upon, on or about May 18, 1999 (the "Closing Date"):

     (a) DCC shall issue 4,000,000 shares of its common stock in a certificate or certificates representing such shares.

     (b) The SELLING SHAREHOLDER shall deliver the certificates representing 100% of the shares of NCPI common stock (4,000,000 common shares).

     (c) DCC shall deliver a signed consent or minutes of its Board of Directors, approving this Agreement and authorizing the matters set forth herein.

     (d) NCPI shall deliver a signed consent or minutes of its Board of Directors approving this Agreement and authorizing the matters set forth herein.

     (e) DCC"s existing Board of Directors will (i) elect new directors, as named by the SELLING SHAREHOLDER, to act as officers and directors of DCC, and
(ii) the current directors will resign their positions with DCC effective the Closing Date.

ARTICLE VI
MISCELLANEOUS

     6.01 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience of reference only and shall not be deemed to define, limit or add to the meaning of any provision of this Agreement.

     6.02 No Oral Change. This Agreement may not be changed or modified except in writing signed by the party against whom enforcement of any change or modification is sought.

     6.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of a covenant, condition or provision of this Agreement shall be deemed to have been made unless executed in writing and signed by the party against whom such waiver is charged. The failure of any party to insist in any one or more cases upon the performance of any covenant, condition or provision of this Agreement shall not be construed as a waiver or relinquishment for the future of any such covenant, condition or provision. No waiver by any party of one breach by the other shall be construed as a waiver with respect to a subsequent breach.

     6.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     6.05 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties and supersedes all prior agreements and understandings.

     6.06 Choice of Law/Arbitration. This Agreement and its application, shall be governed under the laws of the State of Nevada. Any and all disputes and controversies of every kind and nature between the parties hereto arising out of or relating to this Agreement relating to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination thereof shall be subject to an arbitration mutually agreeable to the parties or, in the absence of such mutual agreement, then subject to arbitration in accordance with the rules of the American Arbitration Association. It is the intent of the parties hereto and the purpose of this provision to make the submission to arbitration of any dispute or controversy arising hereunder an express condition precedent to any legal or equitable action or proceeding of any nature whatsoever.

     6.07  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

     6.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

DCC:

c/o 200 Broadhollow Road
Suite 207
Melville, New York
USA 11747

NCPI and the SELLING SHAREHOLDER:
120 Adelaide Street West, 24th Floor
Toronto, Ontario
Canada M5H 1T1

     6.09 Expenses. The parties will pay their own legal accounting and other expenses incurred in connection with this Agreement.

     6.10 Survival of Representations and Warranties. The representations, warranties and covenants set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing Date.

     6.11 Further Documents. The parties agree to execute any and all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the term hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

                                    DCC ACQUISTION CORP.



                                    Per: s/s Ira Monas

                                    Name: Ira Monas
                                    Title: Acting President
                                    I have authority to bind DCC.

                                    NEW CINEMA PARTNERS INC.



                                    Per: /s/ Roderick MacPherson

                                    Name: Roderick MacPherson
                                    Title: President
                                    I have authority to bind NCPI.

                                    THE PUEBLO TRUST



                                    Per: /s/ Mike Healey

                                    Name:   Mike Healey
                                    Title:  Trustee
                                    I have authority to bind the Trust.

                              (NAME OF FOUNDATION)
                             (ADDRESS OF FOUNDATION)



                                  June 3, 1999


                        "STRICTLY PRIVATE & CONFIDENTIAL"

(NAME OF TRUSTEE), in trust
c/o 200 Broadhollow Road
Suite 207
Melville, New York
USA  11747

Dear Sirs:

                         RE: Share Purchase Transaction

     This letter will serve to confirm our agreement regarding the purchase by ____________ (the "Foundation") of _____________ shares (the "Purchased Shares") of the common stock of DCC Acquisition Corp. from _________________ (the "Vendor").

1. On the Closing Date (as the term is hereinafter defined), the Vendor will execute and deliver to the Foundation a share transfer in the form annexed hereto as Schedule "A".

2. The purchase price (the "Purchase Price") payable by the Foundation to the Vendor for the Purchased Shares will be One Hundred Seventy Five Thousand United States Dollars (USD $175,000).

3. Concurrently with the execution and delivery of this letter, the Foundation will pay to _________________ the Vendor's legal counsel, in trust, by certified cheque or bank draft, the sum of USD $50,000 (the "Deposit)" as a deposit.

     (i) If the purchase and sale of the Purchased Shares is not completed on or before the Closing Date, by fault of DCC acquisition, the Deposit will be released from trust and returned to the Foundation without interest or deduction.

     (ii) If the purchase and sale of Purchased Shares is completed on or before the Closing Date, the Deposit will be released from trust and applied toward satisfaction of the Purchase Price.

4.      The Foundation  will pay to the  Vendor,  by   certified  cheque or bank
draft, the sum of USD $125,000 in satisfaction of the balance of the Purchase Price within thirty (30) days following the closing date. If such payment is not received by June 7, 1999 or 30 days from closing, a confession of judgement will be consented, filed by both parties.

5. The completion of the purchase and sale of the Purchased Shares will take place on May 18, 1999 (the "Closing Date").

     If the foregoing accurately sets out the term of our agreement, kindly execute the duplicate copy of this letter delivered to you herewith and return it to the undersigned.

                                            Yours truly,




                                            Per:
                                                ------------------------------
                                                Name:
                                                Title:

          TERMS ACCEPTED this 4th day of May, 1999.





                                                 -----------------------------
                                                 Milan Capital Group for
                                                          DCC Acquisition